Exhibit 99.1

Unity Bancorp, Inc.
64 Old Highway 22 Clinton, NJ 08809 800 618-BANK www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

April 20, 2005

News Media & Financial Analyst Contact:

Alan Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 10% increase in First Quarter Earnings

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.3 million, or $0.21 per diluted share, for the quarter ended March 31, 2005, a 10% increase compared to $1.2 million, or $0.20 per diluted share, for the quarter ended March 31, 2004.  Return on average assets and average common equity for the first quarter of 2005 were 1.03% and 14.63%, respectively, as compared to 1.04% and 15.32%, respectively, for the first quarter of 2004.

“The first quarter was marked by revenue growth and improvement in credit quality,” said Unity President and Chief Executive Officer, James A. Hughes.  “Although earnings for the first quarter were up 10% over the prior year and we were pleased with our deposit growth, revenue from SBA loan sales was down. I am optimistic that our SBA revenue will rebound in future quarters.”

Net interest income was $5.3 million for the first quarter of 2005, an increase of 14.0%, compared to $4.6 million in the comparable quarter a year ago.  The increase in net interest income was primarily due to an increase in interest earning assets.  Net interest margin was 4.30% for the first quarter of 2005, compared to 4.25% for the first quarter of 2004.

The provision for loan losses for the first quarter of 2005 was $300 thousand, compared to $250 thousand for the quarter ended March 31, 2004.  The increase in the provision was primarily due to the increase in the loan portfolio.  Net loan charge-offs for the quarter ended March 31, 2005 were $214 thousand, compared to net charge offs of $136 thousand for the quarter ended March 31, 2004.

Total non-interest income for the first quarter of 2004 was $1.8 million, down from $1.9 million in the same period a year ago.  Service charges on deposits for the first quarter of 2005 increased 5.9% compared to the first quarter of 2004, due to the implementation of an overdraft privilege program.  Service and loan fees for the first quarter of 2005 increased 13.8% from the prior year’s comparable quarter due to a larger loan base.  Gains on sales of SBA loans amounted to $460 thousand for the first quarter of 2004, compared to $738 thousand for the quarter ended March 31, 2004.  The decrease in SBA gains is primarily due to the decline in SBA volume in the first quarter of 2005.  Other income increased 46.5% from the prior year’s comparable quarter due to increased gains on the sale of residential mortgage loans and income from bank-owned life insurance.

Total non-interest expenses for the first quarter of 2005 were $4.6 million, an increase of 5.6% from the prior year’s comparable quarter.  The increase from the prior year’s comparable quarter was primarily due to increases in compensation and benefits, occupancy expense, furniture and equipment and advertising.  Compensation and benefits increased 7.1% compared to the first quarter of 2004, due to increased head count and annual merit increases.  Occupancy increased 12.1% compared to the first quarter of 2004, due to increased rental and property tax expense and snow removal costs.  Furniture and equipment increased 25.1%, compared to the first quarter of 2004, due to the software maintenance for systems upgrades.  Advertising increased 28.5%, compared to the first quarter of 2004, due to increased marketing expense to attract new deposit relationships.

Total assets at March 31, 2005 were $525.8 million, an 11.1% increase from a year ago.  The increase in assets from the prior year was primarily due to growth in the Company’s loan and securities portfolios, partially offset by a decline in federal funds sold.  Total loans at March 31, 2005 were $381.2 million, a 15.0% increase from March 31, 2004.  The growth in the loan portfolio occurred in all areas of lending.  Commercial loans increased $26.0 million, or 13.8% from the first quarter of 2004.  SBA loans increased $6.4 million, or 11.3% from the first quarter of 2004.  Consumer loans increased $6.4 million, or 17.0% from the first quarter of 2004.

At March 31, 2005, the allowance for loan losses was $5.9 million, or 1.56% of total loans, compared to 1.65% at March 31, 2004.  Non-performing assets at March 31, 2005 were $3.2 million, compared to $5.1 million at March 31, 2004.  The decline in non-performing assets is due to the resolution of several large credits in the first quarter of 2005.  Included in non-performing loans at March 31, 2005 are approximately $558 thousand of loans that are guaranteed by the SBA.   There were $313 thousand in loans greater than 90 days and still accruing interest as of March 31, 2005.  Loans greater than 90 days and still accruing interest at March 31, 2005, consist of loans where customers continue to make the monthly principal and interest payments, however, the loans have matured and are pending renewal.

“This is the lowest level of non-performing loans we have had since 2001,” said Mr. Hughes. “We will continue to aggressively manage our credit quality to ensure maximum recovery on problem loans.”

Total deposits at March 31, 2005 were $447.8 million, a 9.4% increase from March 31, 2004.  This increase was primarily the result of growth in savings accounts and time deposits, partially offset by the decline in interest bearing checking accounts and demand deposits.  Savings accounts increased $75.1 million or 198.9% from March 31, 2004.  The increase in savings deposits is related to new account relationships from increased marketing efforts.  Time deposits increased $8.5 million, or 9.0% from March 31, 2004. The increase in time and savings deposits was partially offset by a decline in interest bearing checking and non-interest-bearing checking.

Total shareholders’ equity was $36.4 million at March 31, 2005, a 12.1% increase from the prior year.  The increase in shareholders’ equity over the prior year was due to retained profits partially offset by the payment of cash dividends and an increase in other comprehensive loss.

As of March 31, 2005, the Company’s Tier I leverage ratio was 8.99%, Tier I risk-based capital ratio was 11.18%, and total risk-based capital ratio was 12.43%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of March 31, 2005.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $526 million in assets and $448 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its 13 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey.  For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	3/31/2005	12/31/2004	3/31/2004
BALANCE SHEET DATA:
Assets	525,842	515,417	473,261
Deposits	447,790	433,898	409,330
Loans	381,172	373,580	331,507
Securities	98,164	101,593	87,551
Shareholders’ equity	36,406	35,868	32,470
Allowance for loan losses	5,942	5,856	5,466

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	2,108	2,133	1,846
Federal and state income tax provision	798	775	652
Net income	1,310	1,358	1,194

Per share-basic	0.23	0.24	0.21
Per share-diluted	0.21	0.22	0.20
Return on average assets	1.03	1.08	1.04
Return on average common equity	14.63	15.53	15.32
Efficiency ratio	66.37	64.24	68.31

SHARE INFORMATION:
Closing price per share	12.00	12.80	12.81
Book value per share	6.26	6.21	5.65
Average diluted shares outstanding (QTD)	6,116	6,127	6,035

CAPITAL RATIOS:
Total equity to total assets	6.92	6.96	6.86
Tier I capital to average assets (leverage)	8.99	9.09	9.03
Tier I capital to risk-adjusted assets	11.18	11.14	11.54
Total risk-based capital	12.43	12.39	12.79

CREDIT QUALITY AND RATIOS:
Nonperforming assets	3,172	4,436	5,061
Net charge offs to average loans (QTD)	0.23	0.24	0.16
Allowance for loan losses to total loans	1.56	1.57	1.65
Nonperforming assets to total loans and OREO	0.83	1.19	1.53

Unity Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	3/31/2005	12/31/2004	3/31/2004
ASSETS
Cash and due from banks	11,286	12,439	9,950
Federal funds sold and interest bearing deposits	17,603	10,967	35,306
Securities:
Available for sale	74,571	78,014	75,159
Held to maturity	23,593	23,579	12,392
Total securities	98,164	101,593	87,551
Loans:
SBA - Held for sale	8,172	7,574	7,637
SBA - Held to Maturity	54,567	55,576	48,740
Commercial	214,730	207,771	188,707
Residential mortgage	59,769	60,240	48,862
Consumer	43,934	42,419	37,561
Total loans	381,172	373,580	331,507
Less: Allowance for loan losses	5,942	5,856	5,466
Net loans	375,230	367,724	326,041
Premises and equipment, net	9,191	7,439	6,764
Accrued interest receivable	2,600	2,493	2,340
Loan servicing asset	2,065	2,018	1,320
Bank Owned Life Insurance	5,047	5,000	—
Other assets	4,656	5,744	3,989
Total Assets	525,842	515,417	473,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	77,800	83,839	86,781
Interest-bearing deposits:
Interest bearing checking	154,074	164,426	190,247
Savings	112,847	79,557	37,748
Time, under $100,000	72,435	73,399	64,813
Time, $100,000 and over	30,634	32,677	29,741
Total deposits	447,790	433,898	409,330
Borrowed funds and subordinated debentures	39,279	44,279	29,279
Accrued interest payable	165	176	178
Accrued expenses and other liabilities	2,202	1,196	2,004
Total liabilities	489,436	479,549	440,791
Commitments and Contingencies	—	—	—

Shareholders’ equity:
Common stock, no par value, 12,500 shares authorized	34,101	34,025	32,237
Retained earnings	3,403	2,327	229
Accumulated other comprehensive loss, net of tax	(1,098)	(484)	4
Total shareholders’ equity	36,406	35,868	32,470
Total Liabilities and Shareholders’ Equity	525,842	515,417	473,261

COMMON SHARES AT PERIOD END:
Issued	5,817	5,778	5,747
Outstanding	5,817	5,778	5,747
Treasury	—	—	—

Unity Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	3/31/2005	12/31/2004	3/31/2004
FOR THE THREE MONTHS ENDED:
INTEREST INCOME
Fed funds sold and interest on deposits	62	46	32
Securities:
Available for sale	796	832	757
Held to maturity	274	269	177
Total securities	1,070	1,101	934
Loans:
SBA	1,359	1,209	1,019
Commercial	3,638	3,464	3,096
Residential mortgage	802	698	703
Consumer	592	512	442
Total loan interest income	6,391	5,883	5,260
Total interest income	7,523	7,030	6,226
INTEREST EXPENSE
Interest bearing demand deposits	611	660	630
Savings deposits	460	260	107
Time deposits	763	697	618
Borrowed funds and subordinated debentures	424	346	253
Total interest expense	2,258	1,963	1,608
Net interest income	5,265	5,067	4,618
Provision for loan losses	300	350	250
Net interest income after provision for loan losses	4,965	4,717	4,368
NONINTEREST INCOME
Service charges on deposit accounts	430	346	406
Service and loan fee income	536	402	471
Gain on SBA loan sales	460	862	738
Net securities gains	53	5	53
Other income	312	253	213
Total noninterest income	1,791	1,868	1,881
NONINTEREST EXPENSES
Compensation and benefits	2,397	2,180	2,239
Processing and communications	466	484	474
Occupancy, net	593	512	529
Furniture and equipment	329	317	263
Professional services	109	76	231
Loan servicing costs	177	233	180
Advertising	185	306	144
Deposit insurance	15	15	15
Other	377	329	328
Total noninterest expenses	4,648	4,452	4,403
Income before taxes	2,108	2,133	1,846
Federal and state income tax provision	798	775	652
Net Income	1,310	1,358	1,194

Net Income Per Common Share-Basic	0.23	0.24	0.21
Net Income Per Common Share-Diluted	0.21	0.22	0.20

AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,789	5,774	5,735
Diluted	6,116	6,127	6,035

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended 3/31/2005			Three Months Ended 12/31/2004
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and
Interest-bearing deposits with banks	10,331	62	2.43	9,857	46	1.86
Securities:
Available for sale	76,926	809	4.21	82,710	845	4.09
Held to maturity	23,088	274	4.75	22,300	269	4.83
Total securities	100,014	1,083	4.33	105,010	1,114	4.24
Loans, net of unearned discount:
SBA	64,966	1,359	8.37	65,620	1,209	7.37
Commercial	212,343	3,638	6.95	202,880	3,464	6.79
Residential mortgage	60,361	802	5.31	52,017	698	5.37
Consumer	42,482	592	5.65	41,919	512	4.86
Total loans	380,152	6,391	6.79	362,436	5,883	6.47
Total interest-earning assets	490,497	7,536	6.20	477,303	7,043	5.88
Noninterest-earning assets:
Cash and due from banks	10,748			11,681
Allowance for loan losses	(6,047)			(5,930)
Other assets	22,742			17,101
Total noninterest-earning assets	27,443			22,852
Total Assets	517,940			500,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	160,991	611	1.54	175,956	660	1.49
Savings deposits	91,294	460	2.04	68,102	260	1.52
Time deposits	108,374	763	2.86	102,333	697	2.71
Total interest-bearing deposits	360,659	1,834	2.06	346,391	1,617	1.86
Borrowed funds and subordinated debentures	40,139	424	4.28	32,883	346	4.19
Total interest-bearing liabilities	400,798	2,258	2.28	379,274	1,963	2.06
Noninterest-bearing liabilities:
Demand deposits	78,852			84,669
Other liabilities	1,976			1,428
Total noninterest-bearing liabilities	80,828			86,097
Shareholders’ equity	36,314			34,784
Total Liabilities and Shareholders’ Equity	517,940			500,155

Net interest spread		5,278	3.92		5,080	3.82
Tax-equivalent basis adjustment		(13)			(13)
Net interest income		5,265			5,067
Net interest margin			4.30			4.26

Unity Bancorp, Inc.

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended 3/31/2005			Three Months Ended 3/31/2004
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and
Interest-bearing deposits with banks	10,331	62	2.43	12,287	32	1.05
Securities:
Available for sale	76,926	809	4.21	77,256	785	4.06
Held to maturity	23,088	274	4.75	12,751	177	5.55
Total securities	100,014	1,083	4.33	90,007	962	4.28
Loans, net of unearned discount:
SBA	64,966	1,359	8.37	62,115	1,019	6.56
Commercial	212,343	3,638	6.95	186,562	3,096	6.67
Residential mortgage	60,361	802	5.31	49,787	703	5.65
Consumer	42,482	592	5.65	36,568	442	4.86
Total loans	380,152	6,391	6.79	335,032	5,260	6.30
Total interest-earning assets	490,497	7,536	6.20	437,326	6,254	5.74
Noninterest-earning assets:
Cash and due from banks	10,748			14,125
Allowance for loan losses	(6,047)			(5,510)
Other assets	22,742			14,163
Total noninterest-earning assets	27,443			22,778
Total Assets	517,940			460,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	160,991	611	1.54	188,999	630	1.34
Savings deposits	91,294	460	2.04	38,489	107	1.12
Time deposits	108,374	763	2.86	96,213	618	2.58
Total interest-bearing deposits	360,659	1,834	2.06	323,701	1,355	1.68
Borrowed funds and subordinated debentures	40,139	424	4.28	23,112	253	4.40
Total interest-bearing liabilities	400,798	2,258	2.28	346,813	1,608	1.86
Noninterest-bearing liabilities:
Demand deposits	78,852			79,834
Other liabilities	1,976			2,118
Total noninterest-bearing liabilities	80,828			81,952
Shareholders’ equity	36,314			31,339
Total Liabilities and Shareholders’ Equity	517,940			460,104

Net interest spread		5,278	3.92		4,646	3.88
Tax-equivalent basis adjustment		(13)			(28)
Net interest income		5,265			4,618

Net interest margin			4.30			4.25

Unity Bancorp, Inc.

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	3/31 2005	12/31 2004	9/30 2004	6/30 2004	3/31 2004
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	5,856	5,726	5,599	5,466	5,352
Provision charged to expense	300	350	325	250	250
	6,156	6,076	5,924	5,716	5,602
Less: Charge offs
SBA	107	33	57	132	98
Commercial	165	220	150	50	181
Residential mortgage	24	—	18	—	—
Consumer	8	14	8	4	3
Total Charge Offs	304	267	233	186	282
Add: Recoveries
SBA	44	34	24	24	17
Commercial	45	10	5	41	125
Residential mortgage	—	—	—	—	—
Consumer	1	3	6	4	4
Total Recoveries	90	47	35	69	146
Net Charge Offs	214	220	198	117	136
Balance, ending	5,942	5,856	5,726	5,599	5,466

LOAN QUALITY INFORMATION:
Nonperforming loans	2,974	4,091	4,075	4,641	4,723
Other real estate owned, net	198	345	215	138	338
Nonperforming assets	3,172	4,436	4,290	4,779	5,061
Loans 90 days past due and still accruing	313	—	82	394	0
Allowance for loan losses to:
Total loans at period end	1.56	1.57	1.62	1.66	1.65
Nonperforming loans	199.80	143.14	140.52	120.64	115.73
Nonperforming assets	187.33	132.01	133.47	117.16	108.00
Net charge offs to average loans (QTD)	0.23	0.24	0.23	0.14	0.16
Net charge offs to average loans (YTD)	0.23	0.19	0.18	0.15	0.16
Nonperforming loans to total loans	0.78	1.10	1.15	1.37	1.42
Nonperforming assets to total loans and OREO	0.83	1.19	1.21	1.42	1.53

Unity Bancorp, Inc.

Quarterly Financial Data

	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
SUMMARY OF INCOME (in thousands):
Interest income	7,523	7,030	6,722	6,188	6,226
Interest expense	2,258	1,963	1,743	1,694	1,608
Net interest income	5,265	5,067	4,979	4,494	4,618
Provision for loan losses	300	350	325	250	250
Net interest income after provision	4,965	4,717	4,654	4,244	4,368
Noninterest income	1,791	1,868	1,985	1,895	1,881
Noninterest expense	4,648	4,452	4,356	4,019	4,403
Income before income taxes	2,108	2,133	2,283	2,120	1,846
Federal and state income tax provision	798	775	852	773	652
Net Income	1,310	1,358	1,431	1,347	1,194
Net Income per Common Share:
Basic	0.23	0.24	0.25	0.23	0.21
Diluted	0.21	0.22	0.23	0.22	0.20
COMMON SHARE DATA:
Cash dividends declared	0.04	0.04	0.04	0.04	0.04
Book value at quarter end	6.26	6.21	5.96	5.53	5.65
Market value at quarter end	12.00	12.80	12.35	13.40	12.81
Average common shares outstanding: (000’s)
Basic	5,789	5,774	5,761	5,752	5,735
Diluted	6,116	6,127	6,126	6,115	6,035
Common shares outstanding at period end (000’s)	5,817	5,778	5,771	5,754	5,747
OPERATING RATIOS:
Return on average assets	1.03	1.08	1.17	1.13	1.04
Return on average common equity	14.63	15.53	17.39	17.24	15.32
Efficiency ratio	66.37	64.24	62.55	63.08	68.31
BALANCE SHEET DATA (in thousands):
Assets	525,842	515,417	493,713	491,229	473,261
Deposits	447,790	433,898	423,765	429,368	409,330
Loans	381,172	373,580	354,190	337,557	331,507
Shareholders’ equity	36,406	35,868	34,395	31,822	32,470
Allowance for loan losses	5,942	5,856	5,726	5,599	5,466
TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.20	5.88	5.78	5.44	5.74
Interest-bearing liabilities	2.28	2.06	1.90	1.89	1.86
Net interest spread	3.92	3.82	3.88	3.55	3.88
Net interest margin	4.30	4.26	4.30	3.94	4.25
CREDIT QUALITY:
Nonperforming assets (in thousands)	3,172	4,436	4,290	4,779	5,061
Allowance for loan losses to period end loans	1.56	1.57	1.62	1.66	1.65
Net charge offs to average loans	0.23	0.24	0.23	0.14	0.16
Nonperforming assets to loans and OREO	0.83	1.19	1.21	1.42	1.53
CAPITAL AND OTHER:
Total equity to assets	6.92	6.96	6.97	6.48	6.86
Tier I capital to average assets (leverage)	8.99	9.09	9.04	8.89	9.03
Tier I capital to risk-adjusted assets	11.18	11.14	11.44	11.53	11.54
Total capital to risk-adjusted assets	12.43	12.39	12.69	12.79	12.79
Number of banking offices	13	13	13	13	13
Number of ATMs	15	15	15	15	14
Number of employees	185	173	161	158	166